Acqusalut Inc.

Subscription Documents

For

Purchase of Class A Common Stock of

Acqusalut Inc.

(a Florida corporation)

ACQUSALUT INC., A FLORIDA CORPORATION (THE “COMPANY”), IS OFFERING SECURITIES IN THE FORM OF CLASS A COMMON STOCK. THE SECURITIES OF THE COMPANY (“SECURITIES” OR THE “SHARES”) REFERRED TO HEREIN OFFERED ARE NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING THROUGH THE WEBSITE MAINTAINED BY THE COMPANY OR ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Acqusalut Inc.

Subscription Agreement for Purchase of Securities

Prospective Investors should complete the following steps prior to the intended date of subscription:

(1)

Complete the Subscription Agreement and the Subscription Payment (the “Subscription Documents”) and return the completed originals to the Company at the address below along with your subscription payment.  Company principals will then determine whether the prospective investor is eligible to subscribe for the purchase of Securities in this Offering.

Please send the Subscription Documents and payment, and direct all questions to:

Acquslaut Inc.

Attention:  Andrew Weeraratne

7135 Collins Ave No. 624

Miami Beach, FL 33141

Instructions for Wire Transfer:

Bank Account Information:

Popular Bank

301 Seventy First Street

Miami Beach, FL 33141

305-861-1211

_________________

Subscriber Initials

Account Name and address:

Acqusalut Inc.

7135 Collins Avenue, No. 624

Miami Beach, FL 33141

Tel.: (305) 865-8193

Incoming Domestic Wires

Receiver Bank Name: Popular Bank

Receiver Bank Routing number: 026008811

Beneficiary Name: Acqusalut Inc

Beneficiary Account Number: 6811670360

 Incoming International Wires:

Beneficiary Bank: Popular Bank  Swift:  PONAUS33

Beneficiary Name: Acqusalut Inc

Beneficiary Account Number: 6811670360

 (2)

Company principals will notify the prospective investor whether their subscription has been accepted by the Company.  If the subscription is not accepted for any reason, the Subscription Payment will be returned to the prospective investor.

(3)

Upon acceptance of the subscription, the Company will return a copy of the executed Subscription Agreement to the Investor.

(4)

Each prospective investor which is an entity must provide evidence that the required corporate or institutional documents of the prospective investor (e.g., certificate of incorporation, by-laws, partnership agreement, trust agreement) permit it to make investments in financial instruments such as the Securities, that all appropriate action has been taken by the prospective investor to authorize the investment, and that the person(s) executing the Subscription Documents has (have) authority to do so.

(5)

If the prospective investor does not wish to subscribe to any Securities, please return all of the enclosed documents to the above address.  The enclosed documents may not be reproduced, duplicated or delivered to another person.

(6)

A subscription is not deemed finally accepted until all conditions have been performed by the investor as stated herein, the Company executes all required Subscription Documents, and the Company receives payment in full of the Subscription Payment.

IN WITNESS WHEREOF, as of this ____ day of _______________ 20___, the Investor identified as such below (“Purchaser” or “Investor”) hereby executes this Subscription Agreement and subscribes to:

SUBSCRIPTION FOR:

________________________ shares at the subscription price of ten cents (US$0.10) per share for a total subscription of $_________________.

Investor understands and agrees that:

I.

SUBSCRIPTION FOR THE PURCHASE OF SECURITIES.

(1)

The Investor agrees to become a shareholder of Acquslaut Inc.(“the Company” or “Issuer”) and in connection therewith subscribes for and agrees to purchase Securities in this Offering and to make a capital contribution (“Capital Contribution”) to the Company in the amount stated above, and on the terms provided for herein.  The Investor agrees to, and understands, the terms and conditions upon which the Securities are being offered.

(2)

In the event this Subscription is not accepted by the Company, then the funds transmitted herewith shall be returned to the Investor, without reduction and without interest, and thereupon this Subscription Agreement shall be null and void.

(3)

Investor understands that this Subscription is not binding on the Company unless and until it is accepted by the Company, as evidenced by its execution of this Subscription Agreement where indicated below.  The Company reserves the right to reject this Subscription for the purchase of Securities for any reason or no reason, in whole or in part, and at any time prior to acceptance thereof.  In the event of rejection of this Subscription, the Subscription Payment will be promptly returned to the Investor without deduction along with this Subscription Agreement, and this Subscription Agreement shall have no force and effect.  Upon acceptance of this Subscription by the Company, the Investor shall be a shareholder.  The account in which the Subscription Payments are received will not be an interest-bearing account.  Subscription funds tendered by the Investor shall be subject to and available for immediate use by the Company.

(4)

Investor acknowledges that he/she/it is familiar with the terms of the Offering pursuant to which this Subscription is being made.  Purchaser further acknowledges that, except as set forth herein and in the Company’s registration statement and Prospectus, no representations or warranties have been made to him/her/it by the Company, or by any person acting on behalf of the Company, with respect to the Securities, the business of the Company, the financial condition of the Company, and/or the economic, tax or other aspects or consequences of a subscription for the Securities, and that the Purchaser has not relied upon any information concerning the Offering, written or oral, other than that contained herein and the documents attached or referred to herein.  Furthermore, no representations have been made by the Company, which are in any way inconsistent with the representations herein.

(5)

The Investor understands that the Company is a “shell company” as such term is defined in Securities and Exchange Commission Rule 405 and that the Company’s business objectives and the business strategies, which may be pursued by the Company have not been developed due to a lack of funding.  The Investor’s investment in the Securities is consistent with the investment objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity.  The Investor has not reproduced, duplicated or delivered this Subscription Agreement to any other person, except professional advisors to the Investor or as instructed by Company principals.

(6)

Investor recognizes that an investment in the Securities involves significant RISKS.  Investors were encouraged to seek independent counsel concerning subscribing to the Company’s Securities.

(7)

Investor represents that he/she/it is acquiring the Securities subscribed for hereunder as an investment for his/her/its own account and not for the accounts of others, and not for the transfer, assignment, resale or distribution thereof, in whole or in part.

(8)

The Securities to which the Investor subscribed are being sold in reliance upon Investor’s representations, warranties and agreements set forth herein.

(9)

The Investor hereby acknowledges that no representations or guarantees have been made to him/her/it as to the performance of the aforementioned securities by any agent or representative of the Company and the Investor understands that he/she/it may not make any return on the investment and may, in fact, lose the investment.

(10)

The Investor agrees and is aware that:

(a)

no Federal or state agency has passed upon the Securities or made any findings or determination as to the fairness of this investment; and

(b)

there are substantial risks of loss of investment incidental to the purchase of the Securities; and

(11)

The Investor understands that there is no public or private market for the aforementioned securities and that he/she/it may not be able to sell the aforementioned securities in the future.  There can be no assurances that any public or private market for Securities will ever develop and the Company makes no warranties or representations in such regard.

(12)

The Investor also understands and agrees that, although the Company will use its best efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Company may present this Subscription Agreement and the information provided in answers to it to such parties as it deems advisable if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Company is a party or by which it is or may be bound.

II.

REPRESENTATIONS AND WARRANTIES

Investor represents and warrants as follows:

(a)

The offer to sell the Securities was directly communicated to Investor prior to the date hereof and done in such a manner that Investor and his/her/its counsel and advisors were able to ask questions and receive answers concerning the terms of this Offering;

(b)

The Investor and/or his/her/its purchaser representative were given access by the Company to all requested information and material to the extent such materials and information were possessed by the Company or could be acquired by it without unreasonable effort or expense. The Company has provided to the Investor reasonable access to, or the furnishing of, material information, prior to the sale to the Investor, of the following information:

i.

All material books and records of the Company

___________________

Subscriber Initials

ii.

All material contracts and documents relating to the proposed transactions;

iii.

An opportunity to question the appropriate executive officers or partners; and

iv.

The Investor represents that he/she/it can bear the risk of economic loss of the entire investment.

(c)

Regarding Investor’s financial status and sophistication the Investor represents and warrants that he/she/it is a “sophisticated investor,” as such term is construed by state and federal securities laws and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Securities and is able to bear such risks.  Investor has obtained, in the Investor’s judgment, sufficient information from the Company or its authorized representatives to evaluate the merits and risks of such investment.  The Investor has evaluated the risks of investing in the Company and has determined that an investment in the Company is a suitable investment for the Investor.  The Investor has reviewed the Company’s registration (and each subsequent amendment thereof) as well as the Company’s Prospectus and acknowledges the receipt and understanding of the information contained therein, as published by the Company in the SEC’s EDGAR system. The Investor has not utilized any other person as a purchaser representative in connection with evaluating such merits and risks, or if such a purchaser representative has been used, said representative has been disclosed in the Investor Questionnaire and he/she/it meets the foregoing criteria.

(d)

The Investor can afford a complete loss of the investment in the Securities, can afford to hold the investment in the Securities for an indefinite period of time, and acknowledges that distributions, if paid, may be paid in cash or in kind.

(e)

The Investor is acquiring the Securities subscribed for herein for his/her/its own account, for investment purposes only and not with a view to distribute or resell such Securities in whole or in part.

(f)

All information supplied by the Investor or provided on behalf of the Investor is true and accurate and does not misrepresent or omit any material fact.

III.

INDEMNIFICATION

(1)

The Investor hereby releases, acquits, indemnifies and holds harmless the Company and its officers, directors, employees, agents, and those acting in concert or participation with them from:

(a)

any and all claims, actions or matters having to do with the registration and sale of the aforementioned securities; and

(b)

any and all claims or actions which are related to or caused by the Investor’s failure to fulfill any of the terms and conditions of this Agreement or by reason of Investor’s breach of any of the representations, warranties and covenants of Investor contained herein; and

(c)

any and all claims or actions which arise out of or are based upon the Investor providing material misstatements of facts, misleading or false information to the Company or its representatives, or failing to disclose material facts in these Subscription Documents or otherwise in connection with this Offering.

Investor shall indemnify the Company from the foregoing claims and actions, and will be responsible for all damages, costs, and expenses arising therefrom, including attorney’s fees through trial, arbitration and appeal.

IV.

MISCELLANEOUS PROVISIONS

(1)

The Investor agrees that the terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of state of Florida without regard to any statutory or common-law provision pertaining to conflicts of laws.  Investor agrees that only courts of competent jurisdiction in Dade County, Florida and the United States District Court for the Southern District of Florida, Miami Division shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief and with regard to any action arising from the Offering or out of any breach or alleged breach of this Agreement.  Investor agrees to submit to the personal jurisdiction of such courts and any other applicable court within the State of Florida.

(2)

Investor agrees that all controversies, claims, disputes and matters in question arising out of, or related to the Offering, this Agreement, the breach of this Agreement, or any other matter or claim whatsoever between Investor and the Company (including its officers, directors, agents and shareholders) shall be decided by binding arbitration before the American Arbitration Association, utilizing its Commercial Rules.  Venue for any arbitration between the Company and Investor shall be and is mandatory in Dade County, Florida, to the exclusion of all other places of venue, for all matters that arise under this Agreement.

(3)

This Agreement may be amended or modified only in a writing signed by the parties hereto. No evidence shall be admissible in any court concerning any alleged oral amendment hereof. This Agreement fully integrates all prior agreements and understandings between the parties concerning its subject matter.

(4)

This Agreement binds and inures to the benefit of the representatives, heirs, successors and permitted assigns of the respective parties hereto.

(5)

Each party hereto agrees for itself, its successors and permitted assigns to execute any and all instruments necessary for the fulfillment of the terms of this Agreement.

(6)

This Agreement may be executed in counterparts.

(7)

The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any governing provisions of the rules, regulations, statutes, or internally prepared documents or agreements of the Investor.  The signature on this Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same, or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

Investor acknowledges that he/she/it has read the foregoing material and understands its content and scope, and Investor accepts all the terms, conditions, and restrictions set forth herein.

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement as of the date set forth below.

Date:_________________, 20___.

For Individual Investors:

For Investors other than Individuals:

_________________________

__________________________________________

Signature

(Print or Type Name of Investor)

_________________________

By:_______________________________________

(Print or Type Name)

As:_______________________________________

(Title)

_________________________

__________________________________________

Signature

(Print or Type Name of Signatory)

_________________________

(Print or Type Name)

Registration: Print the name(s) in which your Securities are to be registered with the Company.

Name(s):

Address: Investors must complete resident address for registration purposes.

Street Address (please include Apt. or Suite No. if applicable)

City

State

Zip

___________________

Subscriber Initials

Telephone

Pursuant to this Subscription Agreement, the subscription is hereby accepted in the amount set forth below and the investor is hereby admitted as a Shareholder of Acquslaut Inc., as of the _______ day of ____________________, 20____.

Accepted Subscription Payment of $_________ for ______ shares of Class A Common Stock at $0.10 per share

Agreed to and accepted by:

Acquslaut Inc.

______________________________________

I Andrew Weeraratne

Chief Executive Officer

Date:

 _______________________________